Exhibit 10.4.2

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 15, 2016 (this “Agreement”), is entered into by and among Malibu Boats, LLC, a Delaware limited liability company (the “Borrower”), Malibu Boats Holdings, LLC, a Delaware limited liability company (the “Parent”), certain Subsidiaries of the Parent as guarantors (the “Guarantors”), the several banks and other financial institutions and lenders party thereto (the “Lenders”), and SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.    The Loan Parties, the Lenders, the Swingline Lender, the Issuing Bank and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of April 2, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”).

B.    The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement.

C.    The Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Credit Agreement.

(a)The following definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is amended by deleting “or” immediately before clause (d) and adding “or (e) such Lender has become the subject of a Bail-In Action” immediately after clause (d).

(c)    The definition of “Federal Funds Rate” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“Federal Funds Rate” shall mean, for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to SunTrust Bank or any other Lender selected by the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

(d)    Article IV of the Credit Agreement is amended by adding the following as a new Section 4.22:

Section 4.22. No EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

(e)    Clause (i) of Section 5.1(a) of the Credit Agreement is amended in its entirety to read as follows:

(i) internally prepared financial statements for such Fiscal Year for the Parent and its Subsidiaries, containing a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements

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of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year,

(f)    Clause (ii) of Section 5.1(a) of the Credit Agreement is amended by replacing “McGladrey LLP” appearing therein with “KPMG LLP”.

(g)    Article XI of the Credit Agreement is amended by adding the following as a new Section 11.17:

Section 11.17.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

2.    Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement executed by the Loan Parties, the Lenders and the Administrative Agent.

3.    Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents.

4.    Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    No Default or Event of Default exists under the Loan Documents on and as of the date hereof nor will result from this Agreement.

(b)    It has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement and any other documents delivered by it in connection herewith.

(c)    This Agreement and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be

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subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement other than the Required Lenders.

(e)    The execution and delivery of this Agreement or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) violate, contravene or conflict with any material Requirement of Law applicable to it or any of its Subsidiaries.

(f)    After giving effect to this Agreement, the representations and warranties of the Loan Parties contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

5.    Loan Party Reaffirmation. Each Loan Party hereby (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents to which it is a party and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

6.    Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

7.    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Agreement.

8.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The governing law, jurisdiction, consent to service of process and waiver of jury trial provisions set forth in Sections 11.5 and 11.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

9.    Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

10.    Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

11.    Miscellaneous

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(a)    This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Issuing Bank, the Swingline Lender, the Lenders and their respective successors and permitted assigns. It is the intent of the undersigned Lenders that any third party acquiring any such Lender’s rights and obligations under the Credit Agreement shall, with respect to such Lender’s portion of the Loan, be subject to, and bound by, the terms and conditions of this Agreement. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b)    Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)    Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)    Except as otherwise expressly provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

(e)    This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	MALIBU BOATS, LLC,
as the Borrower

By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    CFO

PARENT:	MALIBU BOATS HOLDINGS, LLC,
as the Parent and a Guarantor

By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    CFO

GUARANTORS:	MALIBU AUSTRALIAN ACQUISITION CORP.
By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    Authorized Signatory

MALIBU BOATS, LLC
SECOND AMENDMENT

ADMINISTRATIVE AGENT:	SUNTRUST BANK,
as Administrative Agent, Issuing Bank and Swingline Lender and as a Lender

By /s/ Tesha Winslow
Name:    Tesha Winslow
Title:    Director

MALIBU BOATS, LLC
SECOND AMENDMENT

LENDERS:	FIRST TENNESSEE BANK, N.A.,
as a Lender

/s/ R. Andrew Beam____________________
Name:    R. Andrew Beam
Title:    Senior Vice President

MALIBU BOATS, LLC
SECOND AMENDMENT

MUFG UNION BANK, N.A.,
as a Lender

/s/ Ravneet Mumick_________________
Name:    Ravneet Mumick
Title:    Director

MALIBU BOATS, LLC
SECOND AMENDMENT

UNITED COMMUNITY BANK,
as a Lender

/s/ Charles D. Chamberlain_________
Name:    Charles D. Chamberlain
Title:    Senior Vice President

MALIBU BOATS, LLC
SECOND AMENDMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

/s/ Bryan Hulker_______________________
Name:    Bryan Hulker
Title:    SVP

MALIBU BOATS, LLC
SECOND AMENDMENT